EXHIBIT 99.1
FOR IMMEDIATE RELEASE
HORIZON LINES, INC. EXTENDS CONSENT SOLICITATION FOR ITS 4.25%
CONVERTIBLE SENIOR NOTES DUE 2012
     Charlotte, NC (March 25, 2011) — Horizon Lines, Inc. (NYSE: HRZ) (the “Company”) announced today that it has extended the expiration date of its previously announced consent solicitation with respect to its 4.25% Convertible Senior Notes due 2012 (the “Notes”) seeking a waiver of certain defaults and events of default under the indenture governing the Notes, subject to the terms and conditions described in the Consent Solicitation Statement, dated March 1, 2011 (the “Consent Solicitation Statement”), and the accompanying Letter of Consent (the “Letter of Consent”).
     The consent solicitation, initially scheduled to expire at 5:00 p.m. New York City time on March 10, 2011, was extended and previously scheduled to expire at 5:00 p.m. New York City time on March 24, 2011. The Company will extend the deadline for the consent solicitation until 5:00 p.m., New York City time, on March 25, 2011 (such time and date, as may be extended, the “Consent Date”).
     Except as set forth herein, the complete terms and conditions of the consent solicitation remain the same as set forth in the Consent Solicitation Statement and the accompanying Letter of Consent previously distributed to eligible holders of Notes.
     This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell with respect to any securities. The consent solicitation is only being made pursuant to the terms of the Consent Solicitation Statement and the related Letter of Consent. The consent solicitation is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of the Company, the solicitation agent, the information agent or their respective affiliates is making any recommendation as to whether or not holders should deliver their consent to the proposed waiver.
     The Company has engaged Moelis & Company to act as solicitation agent and i-Deal, LLC to act as information and tabulation agent for the consent solicitation. Requests for documents may be directed to i-Deal, LLC at (888) 593-9546 (toll free) or (212) 849-5000 (collect). Questions regarding the consent solicitation may be directed to Moelis & Company at (212) 883-3813 or (212) 883-3544.
About Horizon Lines, Inc.
     Horizon Lines, Inc. is the nation’s leading domestic ocean shipping and integrated logistics company. The Company owns or leases a fleet of 20 U.S.-flag containerships and operates five port terminals linking the continental United States with Alaska, Hawaii, Guam, Micronesia, and Puerto Rico. The Company provides express trans-Pacific service between the U.S. West Coast and the ports of Ningbo and Shanghai in China, manages a domestic and overseas service partner network and provides integrated, reliable and cost competitive logistics solutions. Horizon Lines, Inc. is based in Charlotte, NC, and trades on the New York Stock Exchange under the ticker symbol HRZ.

Forward-Looking Statements
     The information contained in this press release should be read in conjunction with our filings made with the Securities and Exchange Commission. This press release contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Words such as, but not limited to, “will”, “seeking,” “scheduled,” “expects,” “anticipates” and similar expressions or phrases identify forward-looking statements.
     See the section entitled “Risk Factors” in our Form 10-K for the fiscal year ended December 20, 2009, and in our Form 10-Q for the fiscal quarter ended June 20, 2010, as filed with the SEC, for a more complete discussion of the above mentioned risks and uncertainties that may affect us. In light of these risks and uncertainties, expected results or other anticipated events or circumstances discussed in this press release might not occur. We undertake no obligation, and specifically decline any obligation, to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Those factors and the other risk factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences.
For information contact:
Jim Storey
Director, Investor Relations & Corporate Communications
704.973.7107
jstorey@horizonlines.com

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